Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2020

Solid results through challenging environment; well-positioned for anticipated recovery starting in the fiscal third quarter

BOISE, Idaho, December 18, 2019 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its first quarter of fiscal 2020, which ended November 28, 2019.

Fiscal Q1 2020 highlights
•Revenues of $5.14 billion versus $4.87 billion for the prior quarter and $7.91 billion for the same period last year
•GAAP net income of $491 million, or $0.43 per diluted share
•Non-GAAP net income of $548 million, or $0.48 per diluted share
•Operating cash flow of $2.01 billion versus $2.23 billion for the prior quarter and $4.81 billion for the same period last year

"Micron posted solid first quarter results, delivering good profitability and positive free cash flow. With our strong execution and improving industry conditions, we are optimistic that Micron's fiscal second quarter will be the cyclical bottom for our financial performance," said Micron Technology President and CEO Sanjay Mehrotra. "Our significantly improved competitive position, dramatically stronger product portfolio, structurally higher profitability and investment-grade balance sheet position Micron very well to drive long-term shareholder value."

Quarterly Financial Results
(in millions, except per share amounts)	GAAP (1)			Non-GAAP (2)
	FQ1-20	FQ4-19	FQ1-19	FQ1-20	FQ4-19	FQ1-19

Revenue	$5,144	$4,870	$7,913	$5,144	$4,870	$7,913
Gross margin	1,366	1,395	4,615	1,405	1,491	4,670
percent of revenue	26.6%	28.6%	58.3%	27.3%	30.6%	59.0%
Operating expenses	848	745	856	811	797	783
Operating income	518	650	3,759	594	694	3,887
percent of revenue	10.1%	13.3%	47.5%	11.5%	14.3%	49.1%
Net income attributable to Micron	491	561	3,293	548	637	3,508
Diluted earnings per share	0.43	0.49	2.81	0.48	0.56	2.97

Investments in capital expenditures, net of amounts funded by partners, were $1.93 billion for the first quarter of fiscal 2020, which resulted in adjusted free cash flows(3) of $79 million. Micron repurchased an aggregate of 1 million shares of its common stock for $50 million during the first quarter of fiscal 2020 and ended the quarter with cash, marketable investments, and restricted cash of $8.31 billion, for a net cash(4) position of $2.66 billion.

Business Outlook

The following table presents Micron’s guidance for the second quarter of fiscal 2020:

FQ2-20	GAAP (1) Outlook	Non-GAAP (2) Outlook

Revenue	$4.5 billion - $4.8 billion	$4.5 billion - $4.8 billion
Gross margin	26% ± 1.5%	27% ± 1.5%
Operating expenses	$878 million ± $25 million	$825 million ± $25 million
Interest (income) expense, net	$5 million	$0 million
Diluted earnings per share	$0.25 ± $0.06	$0.35 ± $0.06

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, December 18, 2019 at 2:30 p.m. MT to discuss its first fiscal quarter financial results and provide forward-looking guidance for its second fiscal quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands — Micron®, Crucial®, and Ballistix® — our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, 3D XPoint™ memory, and NOR, is transforming how the world uses information to enrich life. Backed by 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, 5G, machine learning, and autonomous vehicles, in key market segments like mobile, data center, client, consumer, industrial, graphics, automotive, and networking. Our common stock is traded on the Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the industry, our strategic position, and financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings. Non-GAAP shares used in per share calculations also include the impact of our outstanding capped call transactions and the effect of stock-based compensation.
(3)Adjusted free cash flow consists of cash provided by operating activities less investments in capital expenditures, net of amounts funded by partners.
(4)Net cash consists of cash, marketable investments, and restricted cash less current and long-term debt.

Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 28, 2019	August 29, 2019	November 29, 2018

Revenue	$5,144	$4,870	$7,913
Cost of goods sold	3,778	3,475	3,298
Gross margin	1,366	1,395	4,615

Selling, general, and administrative	211	212	209
Research and development	640	623	611
Other operating (income) expense, net	(3)	(90)	36
Operating income	518	650	3,759

Interest income	44	57	38
Interest expense	(47)	(39)	(33)
Other non-operating income (expense), net	46	(13)	9
	561	655	3,773

Income tax (provision) benefit	(55)	(71)	(477)
Equity in net income (loss) of equity method investees	2	2	—
Net income	508	586	3,296

Net income attributable to noncontrolling interests	(17)	(25)	(3)
Net income attributable to Micron	$491	$561	$3,293

Earnings per share
Basic	$0.44	$0.51	$2.91
Diluted	0.43	0.49	2.81

Number of shares used in per share calculations
Basic	1,107	1,104	1,133
Diluted	1,129	1,128	1,174

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	November 28, 2019	August 29, 2019

Assets
Cash and equivalents	$6,969	$7,152
Short-term investments	619	803
Receivables	3,419	3,195
Inventories	4,943	5,118
Other current assets	217	235
Total current assets	16,167	16,503
Long-term marketable investments	599	1,164
Property, plant, and equipment	29,352	28,240
Intangible assets	333	340
Deferred tax assets	783	837
Goodwill	1,228	1,228
Operating lease right-of-use assets	608	—
Other noncurrent assets	579	575
Total assets	$49,649	$48,887

Liabilities and equity
Accounts payable and accrued expenses	$5,408	$4,626
Current debt	462	1,310
Other current liabilities	447	454
Total current liabilities	6,317	6,390
Long-term debt	5,188	4,541
Noncurrent operating lease liabilities	511	—
Noncurrent unearned government incentives	609	636
Other noncurrent liabilities	426	452
Total liabilities	13,051	12,019

Commitments and contingencies

Redeemable noncontrolling interest	98	98

Micron shareholders’ equity
Common stock	119	118
Additional capital	8,428	8,214
Retained earnings	31,218	30,761
Treasury stock	(3,271)	(3,221)
Accumulated other comprehensive income	6	9
Total Micron shareholders’ equity	36,500	35,881
Noncontrolling interest in subsidiary	—	889
Total equity	36,500	36,770
Total liabilities and equity	$49,649	$48,887

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Three months ended	November 28, 2019	November 29, 2018

Cash flows from operating activities
Net income	$508	$3,296
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	1,296	1,335
Amortization of debt discount and other costs	10	18
Stock-based compensation	72	61
Gain on debt prepayments, repurchases, and conversions	(42)	(14)
Change in operating assets and liabilities
Receivables	(208)	189
Inventories	175	(286)
Accounts payable and accrued expenses	178	(46)
Deferred income taxes, net	19	192
Other	3	65
Net cash provided by operating activities	2,011	4,810

Cash flows from investing activities
Expenditures for property, plant, and equipment	(1,943)	(2,700)
Purchases of available-for-sale securities	(407)	(2,047)
Proceeds from sales of available-for-sale securities	988	77
Proceeds from maturities of available-for-sale securities	163	60
Proceeds from government incentives	22	236
Other	(12)	(53)
Net cash provided by (used for) investing activities	(1,189)	(4,427)

Cash flows from financing activities
Repayments of debt	(1,415)	(577)
Acquisition of noncontrolling interest in IMFT	(744)	—
Payments to acquire treasury stock	(89)	(1,836)
Payments on equipment purchase contracts	(11)	(20)
Proceeds from issuance of debt	1,250	—
Other	17	(2)
Net cash provided by (used for) financing activities	(992)	(2,435)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(14)	(10)

Net decrease in cash, cash equivalents, and restricted cash	(184)	(2,062)
Cash, cash equivalents, and restricted cash at beginning of period	7,279	6,587
Cash, cash equivalents, and restricted cash at end of period	$7,095	$4,525

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Property, Plant, and Equipment

We periodically assess the estimated useful lives of our property, plant, and equipment. Based on our assessment of planned technology node transitions, capital spending, and re-use rates, we revised the estimated useful lives of equipment in our NAND wafer fabrication facilities and our research and development facilities from five years to seven years as of the beginning in the first quarter of fiscal 2020. As a result, we estimate the reduction in non-cash depreciation expense benefited operating income and net income by approximately $74 million and diluted earnings per share by approximately $0.07 for the first quarter of fiscal 2020.

Acquisition of Intel's Interests in IMFT

On October 31, 2019, we purchased Intel’s noncontrolling interests in IMFT and IMFT member debt for $1.25 billion. We recognized a non-operating gain of $72 million for the difference between the $505 million of cash consideration allocated to the extinguishment of IMFT member debt and its $577 million carrying value, and a $160 million adjustment to equity for the difference between the $744 million of cash consideration allocated to the purchase of Intel’s noncontrolling interest and its $904 million carrying value.

Adoption of Lease Accounting Standard
In the first quarter of fiscal 2020, we adopted ASU 2016-02 – Leases (as amended, “ASC 842”), which amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of lease payments. In adoption, we applied the modified retrospective method and elected to not recast prior periods. As a result, we recognized $567 million for operating lease liabilities and right-of-use assets and reclassified an additional $66 million of other balances to right-of-use assets to conform to the new presentation requirements of ASC 842.

Debt Activity

On November 18, 2019, we prepaid $519 million of our 2025 Notes and recognized a loss of $18 million in other non-operating income (expense), net. On October 30, 2019, we drew all of the $1.25 billion available under our term loan credit facility. Prior to our acquisition of Intel's interests in IMFT, IMFT repaid Intel $116 million of IMFT member debt in the first quarter of fiscal 2020.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 28, 2019	August 29, 2019	November 29, 2018

GAAP gross margin	$1,366	$1,395	$4,615
Stock-based compensation	31	29	26
Start-up and preproduction costs	—	12	8
Employee severance	1	47	13
Other	7	8	8
Non-GAAP gross margin	$1,405	$1,491	$4,670

GAAP operating expenses	$848	$745	$856
Stock-based compensation	(41)	(38)	(35)
Employee severance	—	(32)	(7)
Restructure and asset impairments	4	122	(30)
Other	—	—	(1)
Non-GAAP operating expenses	$811	$797	$783

GAAP operating income	$518	$650	$3,759
Stock-based compensation	72	67	61
Start-up and preproduction costs	—	12	8
Employee severance	1	79	20
Restructure and asset impairments	(4)	(122)	30
Other	7	8	9
Non-GAAP operating income	$594	$694	$3,887

GAAP net income attributable to Micron	$491	$561	$3,293
Stock-based compensation	72	67	61
Start-up and preproduction costs	—	12	8
Employee severance	1	79	20
Restructure and asset impairments	(4)	(122)	30
Amortization of debt discount and other costs	10	10	18
(Gain) loss on debt repurchases and conversions	(42)	10	(14)
Other	7	13	15
Impact of U.S. income tax reform	—	—	47
Estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures	13	7	30
Non-GAAP net income attributable to Micron	$548	$637	$3,508

GAAP weighted-average common shares outstanding - Diluted	1,129	1,128	1,174
Adjustment for capped calls and stock-based compensation	9	6	5
Non-GAAP weighted-average common shares outstanding - Diluted	1,138	1,134	1,179

GAAP diluted earnings per share	$0.43	$0.49	$2.81
Effects of the above adjustments	0.05	0.07	0.16
Non-GAAP diluted earnings per share	$0.48	$0.56	$2.97

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	1st Qtr.	4th Qtr.	1st Qtr.
	November 28, 2019	August 29, 2019	November 29, 2018

GAAP net cash provided by operating activities	$2,011	$2,233	$4,810
Expenditures for property, plant, and equipment	(1,943)	(2,028)	(2,700)
Payments on equipment purchase contracts	(11)	(21)	(20)
Amounts funded by partners	22	79	236
Adjusted free cash flow	$79	$263	$2,326

As of	November 28, 2019	August 29, 2019

Cash and short-term investments	$7,588	$7,955
Current and noncurrent restricted cash	126	127
Long-term marketable investments	599	1,164
Current and long-term debt	(5,650)	(5,851)
Net cash	$2,663	$3,395

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Start-up and preproduction costs;
•Employee severance;
•Restructure and asset impairments;
•Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Impact of U.S. income tax reform for the one-time transition tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting lower U.S. corporate tax rates; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures.

Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes. In periods with non-GAAP income attributable to Micron, non-GAAP diluted shares include the impact of capped calls based on the average share price for the period the capped calls are outstanding. Non-GAAP diluted shares are also adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
(In millions, except per share amounts)

	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$4.5 billion - $4.8 billion	—		$4.5 billion - $4.8 billion
Gross margin	26% ± 1.5%	1%	A	27% ± 1.5%
Operating expenses	$878 million ± $25 million	$53 million	B	$825 million ± $25 million
Interest (income) expense, net	$5 million	$5 million	C	$0 million
Diluted earnings per share (1)	$0.25 ± $0.06	$0.10	A, B, C, D	$0.35 ± $0.06

Non-GAAP Adjustments

A	Stock-based compensation – cost of goods sold	$32
A	Other – cost of goods sold	7
B	Stock-based compensation – sales, general, and administrative	20
B	Stock-based compensation – research and development	21
B	Other - operating expenses	12
C	Amortization of debt discount and other costs	5
D	Tax effects of the above items and non-cash changes in net deferred income taxes	14
		$111

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.